May 26, 2011

CANYON COPPER CORP.
1199 West Pender Street, Suite 408
Vancouver, British Columbia
V6E 2R1

Attention:	Tony Harvey
Chairman

Re:        Private Placement of Units consisting of Common Shares and Warrants

MGI Securities Inc. (the “Agent”) understands that Canyon Copper Corp. (being the “Corporation” as hereinafter defined) proposes to issue, by way of private placement, up to 4,285,714 units in the capital of the Corporation as presently constituted (the “Units”) at a subscription price of CDN$0.35 per Unit, each such Unit consisting of one Common Share (as defined herein) (each a “Unit Share”) and one-half of one non-transferable Common Share purchase warrant (each whole non-transferable Common Share purchase warrant being hereinafter referred to as a “Warrant”) where, subject to the Acceleration Warrant Deadline (as defined herein), each whole Warrant is exercisable into one Common Share of the Corporation (a “Warrant Share”) to the extent exercised at any time prior to 5:00 p.m. (Vancouver time) on the date that is 18 months from the Liquidity Date (as defined herein) (the “Warrant Exercise Period”) upon payment to the Corporation of CDN$0.50 (the “Brokered Offering”).

The Corporation also proposes to grant and does hereby grant to the Agent the option (the “Over-Allotment Option”) to increase the Brokered Offering by up to 4,285,714 in additional Units (the “Optioned Securities”). If the Agent elects to exercise such Over-Allotment Option, the Agent shall notify the Corporation in writing not later than the fifth Business Day (as defined herein) following the final Closing Date (in the event of multiple Closings), which notice shall specify the number of Optioned Securities to be purchased by Subscribers located by the Agent. The sale of the Optioned Securities shall be completed on or before the tenth Business Day following the final Closing Date. Optioned Securities may be purchased solely for the purpose of covering over-subscriptions placed with the Agent in connection with the Brokered Offering. In the event that the Corporation shall subdivide, consolidate, reclassify or otherwise change its Common Shares or Warrants during the period in which the Over-Allotment Option is exercisable, appropriate adjustments will be made to the exercise price of the Over-Allotment Option and to the number of Optioned Securities issuable on exercise thereof such that the Subscribers for the Optioned Securities shall be entitled to receive the same number and type of securities that such Subscribers would have otherwise received had the Agent exercised such Over-Allotment Option immediately prior to such subdivision, consolidation, reclassification or change.

The Unit Offering (as defined herein) shall be comprised of (i) the Brokered Offering of up to CDN$1,500,000 in Units issued pursuant to this Agreement (as defined herein), (ii) the Over-Allotment Option of up to CDN$1,500,000 in Units and (iii) a non-brokered offering of up to CDN$1,500,000 in Units issued at a subscription price of CDN$0.35 per Unit to certain purchasers that will place their subscriptions directly with the Corporation (the “Non-Brokered

Offering”), or such other allocation of Units between the Brokered Offering and the Non-Brokered Offering as the Agent and the Corporation shall agree (the “Allocation Adjustment”). The Non-Brokered Offering shall close prior to or concurrently with the Brokered Offering. The maximum gross proceeds to be raised under the Brokered Offering, the Over-Allotment Option and the Non-Brokered Offering shall equal up to CDN$4,500,000 (the “Unit Offering”).

The Units, Unit Shares, Warrants and Warrant Shares offered pursuant to the Brokered Offering and the Over-Allotment Option are collectively referred to herein as the “Securities”. The Securities may be offered by the Agent to purchasers in the Offering Jurisdictions (as defined herein).

Subject to the terms and conditions hereof, the Agent hereby agrees to act, and the Corporation hereby appoints the Agent as the exclusive agent of the Corporation to offer the Securities for sale on a private placement basis in the Offering Jurisdictions and to use its best efforts and without underwriter liability to secure subscriptions therefor, provided that the Agent shall not be under any obligation to purchase any of the Securities. The Agent shall be entitled, in its sole discretion, to form a selling group (the “Selling Group”) and engage therefor any other registered dealer to act as a sub-agent, and offer such sub-agent as compensation any part of the sales commission or the Agent’s Compensation Options (as defined herein). For greater clarity, the Corporation shall not be liable for the compensation of any such Selling Group member over and above the sales commission or the Agent’s Compensation Options. The Agent shall, however, be under no obligation to engage any sub-agent. In the event the conditions to be satisfied by the Closing Time (as defined herein) are not met or waived as herein contemplated, all Subscription Funds (as defined herein) shall be returned to the Subscribers (as defined herein) thereof without interest or deduction and the Corporation shall pay the Agent’s Expenses (as defined herein) provided for in section 9.2.

In consideration for its services hereunder, including but not limited to acting as financial advisor to the Corporation and advising on the terms, conditions and structuring of the Brokered Offering, the Agent shall be entitled to receive the consideration provided for in section 9.1 herein.

The following are the further terms and conditions of this Agreement:

ARTICLE 1
INTERPRETATION

1.1	As used in this Agreement, including the paragraphs prior to this definitional section and any amendments hereto, unless the context otherwise requires:

(a)

“Acceleration Notice” means the notice of the Corporation notifying the Subscriber within 10 Business Days of the Trigger Event of its exercise of the Acceleration Right, receipt of such notification to be calculated on (i) the date of receipt if the notification is delivered to the Subscriber in person to the last address registered on the shareholder register of the Corporation (ii) the second day after the post-mark date if delivered to the Subscriber by mail or (iii) the fifth day after such notification is delivered pursuant to (i) or (ii) above to any market intermediary then holding the Warrants of the Subscriber in any trust account;

(b)	“Acceleration Right” means, upon the occurrence of any Trigger Event, the Corporation’s right to accelerate the expiry date of any Warrants held by Subscribers;

(c)

“Acceleration Warrant Deadline” means the date that is 30 Business Days after the receipt of the Acceleration Notice by the Subscriber or any market intermediary, as applicable, after which that portion of the Warrants subject to the Acceleration Notice and held by the Subscriber which remain unexercised shall be deemed to have expired;

(d)	“Agent” means MGI Securities Inc.;

(e)	“Agent’s Additional Expenses” shall have the meaning as set out in section 9.3 herein;

(f)	“Agent’s Compensation Options” means the non-assignable compensation options issued to the Agent or a Selling Group member at any Closing pursuant to section 9.1(c) herein;

(g)	“Agent’s Counsel” means Blaney McMurtry LLP or such other legal counsel as the Agent may appoint;

(h)	“Agent’s Expenses” shall have the meaning as set out in section 9.2 herein;

(i)	“Agent’s Notice” shall have the meaning as set out in section 20.2 herein;

(j)	“Agent’s Unit”, “Agent’s Unit Share”, “Agent’s Warrant” and “Agent’s Warrant Share” shall have the meaning as set out in section 9.1(c) herein;

(k)

“Agreement” means this agreement between the Agent and the Corporation and not any particular Article or section or other portion except as may be specified, and words such as “hereto”, “herein”, “hereunder”, “hereof” and “hereby” refer to this Agreement as the context requires;

(l)	“Allocation Adjustment” shall have the meaning as set out on page 2 hereof;

(m)

“Applicable Business Laws” means all applicable federal, provincial or state legislation and regulations thereto (i) pursuant to which the Corporation is incorporated, continued or amalgamated and (ii) of each jurisdiction in which the nature of the Corporation’s assets and business make registration, licensing and/or qualification necessary;

(n)

“Applicable Securities Laws” means all applicable securities laws, rules, regulations, instruments, notices, blanket orders, statements, circulars, procedures and policies in the Designated Provinces and immediately upon the closing of the

Liquidity Event shall include all published policies, rules and regulations of the Recognized Exchange, in each case having the force of law on the date thereof;

(o)	“BCI 51-509” means British Columbia Instrument 51-509 - Issuers Quoted in the U.S. Over-the-Counter Market;

(p)	“BC Legend” shall have the meaning as set out in subsection 10.4(a) herein;

(q)	“BCSC” means the British Columbia Securities Commission;

(r)	“Brokered Offering” shall have the meaning as set out on page 2 hereof;

(s)

“Business Day” means a day, other than Saturdays, Sundays and statutory holidays, when the banks conducting business in the City of Vancouver, British Columbia are generally open for the transaction of banking business;

(t)

“Closing” means, on any Closing Date, the acceptance of the Subscription Agreements and the Subscription Funds by the Corporation and the execution and delivery of certificates for the Securities sold by the Corporation;

(u)

“Closing Date” means June 29, 2011 or such other date or dates as the Agent and the Corporation may agree and in the event of two or more Closings means the date on which the applicable Closing occurs;

(v)	“Closing Time” means 10:00 a.m. (Vancouver time) or such other time of Closing, on the Closing Date, upon which the Agent and the Corporation may agree;

(w)

“Common Share” as used herein means a share in the common stock of the Corporation, as constituted on the date hereof and is deemed to include such shares in the common stock of the Corporation as constituted immediately upon closing of the Liquidity Event;

(x)	“Corporation” means Canyon Copper Corp.;

(y)	“Corporation’s Counsel” means O'Neill Law Corporation or such other legal counsel as the Corporation with the consent of the Agent may appoint;

(z)	“Corporation’s Notice” shall have the meaning as set out in section 20.1 herein;

(aa)	“Declaration” shall have the meaning as set out in section 12.1 herein;

(bb)	“Designated Provinces” means each of the provinces and territories of Canada to the extent that any Subscribers are resident therein;

(cc)	Effective Date” shall have the meaning as set out in section 11.1 herein;

(dd)	“Effective Period” shall have the meaning as set out in section 11.1 herein;

(ee)	“Environmental Laws” shall have the meaning as set out in clause 5.1(dd)(i) herein;

(ff)

“Financial Statements” means, collectively, the audited consolidated comparative financial statements of the Corporation for the years ended June 30, 2009 and June 30, 2010 and the unaudited financial statements of the Corporation for the nine months ended March 31, 2011;

(gg)	“Government Authority” shall have the meaning as set out in clause 5.1(dd)(iii) herein;

(hh)	“Indemnified Parties” and “Indemnified Person” shall have the meanings as set out in section 14.1 herein;

(ii)

“IPO” means a distribution to the public of Common Shares in Canada or the United States pursuant to a prospectus or registration statement and the concurrent listing of the Common Shares for trading on a Recognized Exchange;

(jj)	“Liabilities” shall have the meaning as set out in section 14.1 herein;

(kk)

“Liquidity Event” means the completion by the Corporation of (i) an IPO, (ii) a merger or (ii) another transaction as a result of which all outstanding Common Shares, or the securities of another issuer issued in exchange for all such outstanding Common Shares, are traded on a Recognized Exchange and are freely tradable (subject to control block restrictions);

(ll)	“Liquidity Date” means the date the public notice announcing that the common shares are listed and freely tradable on the Recognized Exchange is published on the website of the Recognized Exchange;

(mm)	“Material Contract” means any contract to which the Corporation is a party which is material to the Corporation;

(nn)	“Maximum Subscription”, subject to the Allocation Adjustment, means CDN$1,500,000 with respect to the Offering, excluding the Over-Allotment Option;

(oo)	“NI 45-106” means National Instrument 45-106 – Prospectus and Registration Exemptions as adopted by the Canadian Securities Administrators;

(pp)	“Non-Brokered Offering” shall have the meaning as set out on page 2 hereof;

(qq)	“Offering Jurisdictions” means the Designated Provinces and such other jurisdictions, other than the United States of America, as the Agent and the Corporation may agree prior to the Closing Date;

(rr)	“Optioned Securities” shall have the meaning as set out on page 1 hereof;

(ss)	“OTC reporting issuer” shall have the meaning as set out in BCI 51-509;

(tt)	“Over-Allotment Option” shall have the meaning as set out on page 1 hereof;

(uu)	“Preferred Shares” means shares of the Corporation’s preferred stock;

(vv)	“PDF” means an electronic file format that has captured all the elements of a printed document as an electronic image;

(ww)

“person” includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his or her capacity as trustee, executor, administrator, or other legal representative;

(xx)

“Public Record” means all information filed by and on behalf of the Corporation with the SEC or any Securities Commission, stock exchange, governmental agency, regulatory body or any other competent authority on or during the 12 months preceding the date hereof;

(yy)

“Recognized Exchange” means the TSX Venture Exchange, a division of TSX Venture Exchange Inc. or any other such recognized stock exchange in Canada on which the securities of the Corporation are listed;

(zz)	“Registration Statement” shall have the meaning as set out in section 11.1 herein;

(aaa)	“reporting issuer” shall have the meaning as set out in the Securities Act (British Columbia);

(bbb)	“ROFR Period” shall have the meaning as set out in section 20.1 herein;

(ccc)	“SEC” means the United States Securities and Exchange Commission;

(ddd)	“Securities” shall have the meaning as set out on page 2 hereof;

(eee)	“Securities Commissions” means the securities commissions or similar regulatory authorities in the Designated Provinces;

(fff)	“Selling Group” shall have the meaning as set out on page 2 hereof;

(ggg)	“Subscriber” means a person who subscribes for, and upon Closing, purchases the Units described herein;

(hhh)

“Subscription Agreements” means the subscription agreements to be entered into at Closing between the Corporation and each of the Subscribers setting out the contractual relationship between the Corporation and the Subscribers, in form and substance satisfactory to the Corporation and the Agent;

(iii)

“Subscription Funds” means all funds received with respect to all subscriptions for the Units placed by the Agent or any Selling Group member in accordance with the terms and provisions of this Agreement;

(jjj)	“Subsidiary” has the meaning attributed thereto in NI 45-106 and includes any Subsidiary of the Corporation as listed in Schedule “A” attached hereto;

(kkk)	“Trading Day” means any day in which the Common Shares trades on the Recognized Exchange.

(lll)	“Transaction Agreements” means this Agreement, the Subscription Agreements, the certificates representing the Warrants and the certificates representing the Agent’s Compensation Options;

(mmm)	“Transfer Agent” means Pacific Stock Transfer Company in its capacity as registrar and transfer agent for the Common Shares;

(nnn)	“Trigger Event” shall have the meaning as set out in subsection 3.1(a) herein;

(ooo)	“Units” shall have the meaning as set out on page 1 hereof;

(ppp)	“Unit Offering” shall have the meaning as set out on page 1 hereof;

(qqq)	“Unit Share” shall have the meaning as set out on page 2 hereof;

(rrr)	“U.S. Opinion” shall have the meaning as set out in section 12.1 herein;

(sss)	“U.S. Person” means a “U.S. Person” as defined in Regulation S of the U.S. Securities Act;

(ttt)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(uuu)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(vvv)	“Warrant“ shall have the meaning as set out on page 1 hereof;

(www)	“Warrant Exercise Period” shall have the meaning as set out on page 1 hereof;

(xxx)	“Warrant Share” shall have the meaning as set out on page 1 hereof; and

(yyy)	“Work Fee” shall have the meaning as set out in section 9.1 herein.

1.2

In addition, the terms “misrepresentation”, “material change” and “material fact” shall have the meanings ascribed thereto under Applicable Securities Laws and “distribution” or “distribution to the public”, as the case may be, shall also have the meaning as defined under Applicable Securities Laws and “distribute” has a corresponding meaning.

ARTICLE 2
OFFERING OF THE SECURITIES

2.1

The Corporation has prepared or will prepare the Subscription Agreements in compliance with Applicable Securities Laws and the Agent shall take all other reasonable steps and proceedings in compliance with Applicable Securities Laws that may be necessary to utilize the Subscription Agreements in connection with the Brokered Offering.

2.2

The Corporation represents, warrants, covenants and agrees that its representations and warranties set forth in the Subscription Agreements are true and correct and that the Corporation will fully comply with the covenants and agreements of the Corporation set forth therein.

2.3	The Agent will only sell the Securities to persons in the Offering Jurisdictions who represent themselves as being;

(a)

persons purchasing as principal or deemed to be purchasing as principal under applicable securities laws or purchasing as authorized agent on behalf of a disclosed person that is purchasing as principal or deemed to be purchasing as principle under applicable securities laws in such Offering Jurisdictions;

	(b)	qualified to purchase Securities under applicable exemptions from any registration or prospectus requirements under the applicable securities laws in such Offering Jurisdictions; and

	(c)	persons who were not in the United States or U.S. Persons at the time the offer to purchase the Securities was made and at the time of the person’s decision to purchase the Securities.

ARTICLE 3
ACCELERATION RIGHT

3.1	The Agent acknowledges and agrees that:

	(a)	that the Corporation shall have the right to exercise the Acceleration Right provided that:

		(i)	the Corporation has filed a Registration Statement with respect to the resale of the Warrant Shares by the Subscriber with the SEC and the SEC has declared the Registration Statement to be effective;

		(ii)	any resale restrictions under Applicable Securities Laws in Canada have expired; and

(iii)

the closing price for the Common Shares on the Recognized Exchange is equal to or greater than CDN$0.60 for ten (10) consecutive Trading Days prior to the date that the Corporation exercises the Acceleration Right (the “Trigger Event”);

(b)

to exercise the Acceleration Right, the Corporation shall send the Acceleration Notice to the Subscriber within 10 Business Days after the Trigger Event. If the Corporation exercises the Acceleration Right, the Subscribers shall exercise such Warrants on or before at 5:00 PM Pacific time on the day that is 30 Business Days after the receipt of the Acceleration Notice of the Subscriber, after which time any unexercised Warrants then held by the Subscriber shall be deemed to have expired; and

(c)

the Corporation will not affix a U.S. Legend on any share certificates representing the Warrant Shares provided that the Registration Statement has been declared effective by the SEC and that the Subscriber completes, executes and delivers to the Corporation the form of declaration attached to the Warrant with respect to the resale of the Warrant Shares under the Registration Statement.

ARTICLE 4
DUE DILIGENCE REVIEW

4.1

Prior to the Closing Time the Corporation shall allow the Agent the opportunity to conduct due diligence and to obtain, satisfactory results therefrom. In particular, the Corporation shall allow the Agent and the Agent’s Counsel to conduct all due diligence which the Agent may reasonably require or consider necessary or appropriate in order to confirm that the Public Record is accurate, complete and current in all material respects and to fulfill the Agent’s obligations as a registrant under Applicable Securities Laws and will provide to the Agent, Agent’s Counsel and any consultants of the Agent reasonable access to the properties, senior management personnel and corporate, financial and other records of the Corporation for the purposes of conducting such due diligence reviews.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES
OF THE CORPORATION

5.1	The Corporation represents and warrants to the Agent and the Subscribers, and acknowledges that the Agent and Subscribers are relying upon such representations and warranties, that:

	(a)	the Corporation has full corporate power and authority to undertake the Brokered Offering contemplated hereby and with respect to the securities underlying the Units and:

(i)

at the Closing Time, the Unit Shares and the Warrants will be duly and validly authorized and at Closing the Unit Shares will be issued as fully paid and non-assessable Common Shares of the Corporation, and

(ii)

the Warrant Shares will have been duly reserved for issuance upon exercise of the Warrants and, upon due exercise of the Warrants in accordance with its terms, including payment to the Corporation of the exercise price therefor, each Warrant Share will be issued as a fully paid and non-assessable Common Share;

(b)	the Corporation has full corporate power and authority to create and issue the Optioned Securities contemplated hereby and with respect to the securities underlying the Optioned Securities and:

(i)

at the Closing Time the Unit Shares and the Warrants underlying the Optioned Securities will be duly and validly authorized reserved for issuance to the holder of the Over-Allotment Option, and when the Over- Allotment Option is duly exercised in accordance with its terms, including payment to the Corporation of the exercise price therefor, the Unit Shares underlying the Optioned Securities will be issued as fully paid and non- assessable Common Shares of the Corporation, and

(ii)

the Warrant Shares comprised within the Warrants underlying the Optioned Securities will have been duly reserved for issuance upon exercise of the Warrants and, upon due exercise of such Warrants and payment to the Corporation of the exercise price therefor, each Warrant Share will be issued as a fully paid and non-assessable Common Share;

(c)

the Corporation has full corporate power and authority to create and issue the Agent’s Compensation Options contemplated hereby and with respect to the securities underlying the Agent’s Compensation Options, and:

(i)

at the Closing Time the Agent’s Unit Shares and the Agent’s Warrants will be duly and validly authorized and the Agent’s Unit Shares will be duly reserved for issuance to the holder of the Agent’s Compensation Options and when the Agent’s Compensation Options are duly exercised in accordance with their terms, including payment to the Corporation of the exercise price therefor, the Agent’s Unit Shares underlying the Agent’s Compensation Options will be issued as fully paid and non-assessable Common Shares of the Corporation, and

(ii)

the Agent’s Warrant Shares will have been duly reserved for issuance upon exercise of the Agent’s Warrants and, upon due exercise of the Agent’s Warrants and payment to the Corporation of the exercise price therefor, each Agent’s Warrant Share will be issued as a fully paid and non-assessable Common Share;

(d)	the Corporation has no Subsidiaries;

(e)

the Corporation has been duly incorporated, and is validly subsisting under the laws of its jurisdiction of incorporation, and each has the corporate capacity to carry on its business as it is presently and proposed to be carried on and is duly registered to carry on business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business makes such registration necessary, and has all requisite power and authority to carry on its business as it is currently and is proposed to be carried and to own, lease and operate its properties and assets;

(f)

the Corporation has conducted and is conducting its business in compliance in all material respects with all applicable laws, rules and regulations and is duly licensed, registered or qualified to carry on its business as currently conducted, except to the extent that the failure to so comply or to be so licensed, registered or qualified would not have a material adverse effect on the Corporation, and all such licenses, registrations or qualifications which are material are valid and existing in good standing, and the Corporation is not aware of any legislation, regulation, rule or lawful requirements presently in force or proposed to be brought into force under which the Corporation anticipates it will be unable to comply with without materially adversely affecting the Corporation;

(g)

there has not been any material change in the capital, assets, liabilities or obligations (absolute, accrued, contingent or otherwise) of the Corporation from the position set forth in the Financial Statements that have not otherwise been disclosed in the Public Record and there has not been any material adverse change in the business, operations or condition (financial or otherwise) or results of the operations of the Corporation since March 31, 2011 that has not otherwise been disclosed in the Public Record, and there are no material facts, transactions, events or occurrences which could have a materially adverse impact on such capital, assets, liabilities, obligations, business, operations, condition or prospects of the Corporation of which the Corporation is aware which have not been generally disclosed in the Public Record;

(h)

the Financial Statements, prepared in accordance with United States generally accepted accounting principles applied on a consistent basis and together with the certification of the Corporation’s annual filings for June 30, 2009 and June 30, 2010 fairly represent the financial position and condition of the Corporation (taken as a whole) as at the dates thereof and reflect all material liabilities (absolute, accrued, contingent or otherwise) of the Corporation as at the dates thereof and the Corporation has no additional material liabilities which are not set forth in the Financial Statements and the assets of the Corporation are as set forth in the Public Record;

(i)	the auditors of the Corporation who audited the Financial Statements of the Corporation are independent public accountants as required by Applicable Securities Laws;

(j)	there has not been any “reportable event” (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations) with respect to the present or any former auditor of the Corporation;

(k)

there are no actions, suits, proceedings or inquiries pending or, to the knowledge of the Corporation threatened against or affecting the Corporation, at law or in equity or before or by any federal, provincial, municipal or other governmental department, commission, board, bureau or agency which may in any way materially adversely affect the business, operations or condition (financial or otherwise) of the Corporation which may affect the distribution of the Securities, the Agent’s Compensation Options or the securities comprised therein or which would impair the ability of the Corporation to consummate the transactions contemplated hereby or to duly observe and perform any of its covenants or obligations contained herein or in the Subscription Agreements and the Corporation is not aware of any existing ground on which such action, suit, proceeding or inquiry might be commenced with any reasonable likelihood of success;

(l)

the Corporation is not in breach or violation of or default under (and no event has occurred and is continuing which with the giving of notice or lapse of time or both would constitute an event of default under) any of its respective Material Contracts;

(m)

neither the execution and delivery by the Corporation of any of the Transaction Agreements, nor the consummation of the transactions contemplated thereby, nor the due observance and performance by the Corporation of any of its covenants or obligations contained therein conflicts or will conflict with, results or will result in a breach or violation of, or constitutes or will constitute a default (or any event which with the giving of notice or lapse of time or both would constitute an event of default) under any of the terms or provisions of the constating documents or by-laws of the Corporation or of any resolutions of the directors or shareholders of the Corporation, or of any of the terms or provisions of any material mortgage, note, indenture, contract, agreement (written or oral), instrument, lease or other document to which the Corporation is a party or by which the Corporation is bound or to which any of its respective properties or assets are subject or of any judgment, decree, order, law, rule or regulation by which the Corporation is bound or to which any of its properties or assets is subject, the effect of any of which breaches, violates, conflicts or defaults, singularly or in the aggregate, might materially adversely affect the business, operations or condition (financial or otherwise) of the Corporation or would impair the ability of the Corporation to consummate the transactions contemplated hereby or to duly observe and perform any of its covenants or obligations contained in the Transaction Agreements;

(n)

the information and statements set forth in the Public Record were true, correct and complete in all material respects and did not contain any misrepresentation, as of the date of such information or statement, and were prepared in accordance with and complied with Applicable Securities Laws, the U.S. Securities Act and the U.S. Exchange Act and the Corporation has not filed any confidential material change reports still maintained on a confidential basis;

(o)

except as disclosed in the Public Record or in writing to the Agent, the Corporation does not owe any amount to, nor has the Corporation any present loans to, or borrowed any amount from or is otherwise indebted to, any officer, director, employee or securityholder of either of them or any person not dealing at “arm’s length” (as such term is defined in the Income Tax Act (Canada) with any of them except for usual employee reimbursements and compensation paid in the ordinary and normal course of the business of the Corporation;

(p)

except usual employee or consulting arrangements made in the ordinary and normal course of business, the Corporation is not a party to any contract, agreement or understanding with any officer, director, employee or securityholder thereof or any other person not dealing at arm’s length with the Corporation;

(q)

no officer, director or employee of the Corporation and no person which is an affiliate or associate of any of the foregoing persons, owns, directly or indirectly, any interest (except for shares representing less the 5% of the outstanding shares of any class or series of any publicly traded company) in, or is an officer, director, employee or consultant of, any person which is, or is engaged in, a business competitive with the business of the Corporation which could materially adversely impact on the ability to properly perform the services to be performed by such person for the Corporation;

(r)

no officer, director, employee or securityholder of the Corporation has any cause of action or other claim whatsoever against, or owes any amount to, the Corporation except for claims in the ordinary and normal course of the business of the Corporation such as for accrued vacation pay or other amounts or matters which would not be material to the Corporation;

(s)

the Corporation is not aware of any licensing or legislation, regulation, by-law or other lawful requirement of any governmental body having lawful jurisdiction over the Corporation that the Corporation is not in compliance with, which would reasonably be likely to have a material adverse affect on the Corporation or its business;

(t)

the authorized capital of the Corporation consists of 131,666,666 Common Shares and 100,000,000 Preferred Shares, of which as of the date of this Agreement, 65,277,818 Common Shares were issued and outstanding as fully paid and non- assessable shares and 500,000 Preferred Shares were issued and outstanding as fully paid and non-assessable shares, and, except with respect to Common Shares and Preferred Shares reserved for issuance as detailed on Schedule “B” hereto, as at the date of this Agreement no person has any right, agreement or option, present or future, contingent or absolute, or any right capable of becoming a right, agreement or option, for the issue or allotment of any unissued shares in the capital of the Corporation or any other security convertible into or exchangeable or exercisable for any such shares or to require the Corporation to purchase, redeem or otherwise acquire any of the issued and outstanding Common Shares or Preferred Shares;

(u)

the Corporation has full corporate power and authority to enter into the Transaction Agreements and to perform its obligations set out therein, and the Transaction Agreements will on the Closing Date be duly authorized, executed and delivered by the Corporation, and the Transaction Agreements will be, at the Closing Time and thereafter, legal, valid and binding obligations of the Corporation and enforceable against the Corporation in accordance with their respective terms, subject to the general qualifications that:

(i)	enforceability may be limited by bankruptcy, insolvency or other laws affecting creditors’ rights generally,

(ii)

equitable remedies, including the remedies of specific performance and injunctive relief, are available only in the discretion of the applicable court and the courts have statutory and inherent powers to stay proceedings before them,

(iii)	rights to indemnity and contribution hereunder may be limited under applicable law or court order, and

(iv)	laws regarding limitations of actions apply;

(v)

no order which is currently outstanding has been issued by the SEC or any Securities Commission, stock exchange, governmental agency, regulatory body or any similar regulatory authority preventing or suspending trading in any securities of the Corporation; no such proceeding is, to the knowledge of the Corporation; pending, contemplated or threatened; and the Corporation is not in default of any requirement of Applicable Business Laws, Applicable Securities Laws, the U.S. Securities Act or the U.S. Exchange Act which would have a material effect on the Offering or the Corporation;

(w)

the Corporation has taken or will take prior to the Closing Date all such steps as may be necessary to comply with the requirements of Applicable Securities Laws, and the U.S. Securities Act such that the Securities may, in accordance with Applicable Securities Laws and the U.S. Securities Act, be offered for sale and sold on a private placement basis to the public in the Offering Jurisdictions through the Agent or any member of the Selling complying with applicable securities laws by way of the exemptions from the prospectus requirements in the Offering Jurisdictions;

(x)	the Transfer Agent at its principal office in Las Vegas, Nevada is the duly appointed registrar and transfer agent for the Common Shares;

(y)

the issued and outstanding Common Shares are quoted for trading on the Over the Counter Bulletin Board in the U.S. and the Corporation is in material compliance with the by-laws, rules and regulations thereof and the applicable securities laws of the SEC and the BCSC;

(z)

the Corporation has taken or will take prior to the Closing Date all such steps as may be necessary to obtain the final approval to list the Common Shares on the Recognized Exchange and to issue the Common Shares comprised within the Securities and the Agent’s Compensation Options, subject only to the filing of certain documents and the payment of additional listing fees;

(aa)

the Corporation is an “OTC reporting issuer” in Bristish Columbia within the meaning of BCI 51-509 and is not in default of any requirement in relation thereto, and is an “electronic filer” under National Instrument 13-101 (SEDAR);

(bb)

the definitive form of certificate for the Common Shares has been duly approved by the directors of the Corporation, is in due and proper form under the laws governing the Corporation and complies with the requirements of the Recognized Exchange;

(cc)	the books of account and other records of the Corporation, whether of a financial or accounting nature or otherwise, have been maintained in accordance with prudent business practices;

(dd)

except to the extent that any violation or other matter referred to in this subparagraph does not have a material adverse effect on the business, financial condition, assets, properties, liabilities or operations of the Corporation:

(i)

the Corporation is not in violation of, and has operated its business at all times in compliance with, all applicable federal, provincial, state, municipal or local laws, regulations, orders, government decrees or ordinances having force of law on the relevant date with respect to environmental, health or safety matters in those jurisdictions wherein the Corporation conducts business (collectively, “Environmental Laws”),

	(ii)	no orders, directions or notices have been issued, and none remain outstanding pursuant to any Environmental Laws relating to the business or assets of the Corporation,

(iii)

the Corporation has not failed to report to the proper federal, provincial, municipal or other political subdivision, government, department, commission, board, bureau, agency or instrumentality, domestic or foreign (“Government Authority”) the occurrence of any event which is required to be so reported by any Environmental Law,

(iv)

the Corporation holds all licenses, permits and approvals required under any Environmental Laws in connection with the operation of its business and the ownership and use of its assets and all such licenses, permits and approvals are in full force and effect except for:

		(a)	notifications and conditions of general application to assets of the type owned by the Corporation, and

		(b)	notifications relating to reclamation obligations under applicable law, and

(v)

the Corporation has not received any notification pursuant to any Environmental Laws that any work, repairs, constructions or capital expenditures are required to be made by any of them as a condition of continued compliance with any Environmental Laws or any licence, permit or approval issued pursuant thereto, or that any licence, permit or approval referred to above is about to be reviewed, made subject to limitation or conditions, revoked, withdrawn or terminated;

(ee)

with such exceptions as are not material to the Corporation, the Corporation has duly and on a timely basis filed all tax returns required to be filed by it, has paid all taxes due and payable by it and has paid all assessments and re-assessments and all other taxes, governmental charges, penalties, interest and other fines due and payable by it and which are claimed by any Government Authority to be due and owing and adequate provision has been made for taxes payable for any completed fiscal period for which tax returns are not yet required and there are no agreements, waivers, or other arrangements providing for an extension of time with respect to the filing of any tax return or payment of any tax, governmental charge or deficiency by the Corporation and there are no actions, suits, proceedings, investigations or claims threatened or pending against the Corporation in respect of taxes, governmental charges or assessments or any matters under discussion with any government authority relating to taxes, governmental charges or assessments asserted by any such authority;

(ff)

notwithstanding the rights of first refusal granted herein, the Corporation has not granted any other rights of first refusal with respect to any equity (or securities convertible into equity) financing, which rights of first refusal are existing and will be in effect as at the date of Closing of the Offering;

(gg)

except for the Agent and any Selling Group member engaged by the Agent, there is no other person, firm or corporation acting or purporting to act at the request of the Corporation who is entitled to any compensation or any finder’s, underwriter’s or agency fee in connection with the transactions contemplated hereby;

(hh)

other than the Recognized Exchange, no authorization, approval or consent of any court or government authority or agency is required to be obtained by the Corporation in connection with the sale and delivery of the Securities or the Agent’s Compensation Options except as contemplated hereby;

(ii)

the minute books for the Corporation contain full, true and correct copies of the constating documents of the Corporation, and contain copies of all minutes of all meetings and all consent resolutions of the directors, committees of directors and shareholders of the Corporation, and all such meetings were duly called and properly held and all consent resolutions were properly adopted;

(jj)	the Corporation is in compliance with its continuous disclosure obligations under Applicable Securities Laws and the U.S. Exchange Act;

(kk)

except as qualified by the Public Record, the Corporation represents, warrants and confirms that (i) the Corporation is the beneficial owner of its properties, business and assets or has the right to acquire interests in such properties, business or assets, (ii) all agreements by which the Corporation holds an interest in a property, business or assets are in good standing in all material respects according to their terms and (iii) the properties of the Corporation are in good standing in all material respects under the applicable laws of the jurisdictions in which they are situated;

(ll)	there are no judgments against the Corporations, which are unsatisfied, nor are there any consent decrees or injunctions to which the Corporation is subject;

(mm)	the Corporation will not have taken and will not take any action which would reasonably be expected to result in the Recognized Exchange refusing to list the Common Shares on the Recognized Exchange;

(nn)	the Corporation is not an “investment company” within the meaning of the Investment Company Act of 1940 (United States), as amended;

(oo)	the Corporation is reporting under section 13(a) or 15(d) of the U.S. Exchange Act and is not in default in any material respects or any of the requirements of the U.S. Exchange Act;

(pp)

neither the Corporation, nor any person acting on its behalf has: (i) made or will make any “directed selling efforts” (as such term is defined in Regulation S of the U.S. Securities Act) in the United States; or (ii) engaged in or will engage in any form of “general solicitation” or “general advertising” (as such terms are defined in Rule 502(c) under regulation D of the U.S. Securities Act) in the United States with respect to offers or sales of the Securities.

(qq)

the Corporation represents, warrants, covenants and agrees that its representations and warranties set forth in the Subscription Agreements are true and correct and that the Corporation will fully comply with the covenants and agreements of the Corporation set forth therein; and

(rr)

the Corporation, following acceptance of a Subscription Agreement, confirms that such acceptance constitutes a legal and binding obligation of the Corporation, enforceable against it subject to subsection 5.1(u).

5.2	The Agent represents and warrants to the Corporation, and acknowledges that the Corporation is relying upon such representations and warranties, that:

(a)

the Agent is a valid and subsisting corporation under the law of the jurisdiction in which it was incorporated, being Canada, and has good and sufficient power and authority to enter into this Agreement and complete the transactions under this Agreement on the terms and conditions set forth herein;

	(b)	the Agent and each Selling Group member is a dealer properly registered under Applicable Securities Laws in the Designated Provinces;

	(c)	the Agent is a member in good standing of the Recognized Exchange;

	(d)	neither the Agent nor any Selling Group member has made any representation or warranty on behalf of the Corporation;

	(e)	neither the Agent and the Selling Group have not solicited offers to purchase or sell the Securities so as to require the registration of, or filing of a prospectus,

offering memorandum or similar disclosure document with respect to the Securities under Applicable Securities Laws;

(f)

the Agent and the Selling Group only offered or sold the Securities in the Offering Jurisdictions and only to those persons that are qualified to purchase the Securities under exemptions as set out in applicable securities laws;

(g)

the Agent and the Selling Group refrained from providing to prospective purchasers an offering memorandum within the meaning of Applicable Securities Laws, or any other document purported to describe the business and affairs of the Corporation, and from advertising the Offering in (i) printed media of general and regular circulation; (ii) radio; (iii) television; (iv) telecommunication (including electronic display); or (v) on any green sheet or other internal marketing document without the consent of the Corporation;

(h)

the Agent and any member of the Selling Group will be acquiring the non- transferable Agent’s Compensation Options as principal for their own account and are qualified to acquire the Agent’s Compensation Options under the applicable exemptions set out in NI 45-106.

(i)	the Agent, nor any member of the Selling Group, nor any persons acting on behalf of any of the foregoing has:

	(i)	made or will make any “directed selling efforts” (as such term is defined in Regulation S of the U.S. Securities Act) in the United States with respect to offers or sales of the Securities,

(ii)

engaged in or will in engage in any form of “general solicitation” or “general advertising” (as such terms are defined in Rule 502(c) under Regulation D of the U.S. Securities Act) in the United States with respect to offers or sales of the Securities, and

(iii)

made or will make any offer to sell, any solicitation of an offer to buy, or any sale of any of the Securities to any person in the United States or to, or for the account or benefit of, any U.S. Person; and

(j)

the Agent and each member of the Selling Group: (i) is not a person in the United States or a U.S. Person; (ii) is not acquiring the Agent’s Compensation Options, the Agent’s Unit Shares, the Agent’s Warrants or the Agent’s Warrant Shares for the account or benefit of any person in the United States or any U.S. Person; (iii) does not have any present intention of distributing any such securities into the United States or to, or for the account or benefit of, any person in the United States or any U.S. Person; (iv) will not offer, sell, pledge or transfer, directly or indirectly, any such securities into the United States or to, or for the account or benefit of, any person in the United States or any U.S. Person, except pursuant to an effective registration statement under the U.S. Securities Act, or pursuant to an exemption from the registration requirements of the U.S. Securities Act, and in either case in compliance with any applicable state securities laws, and (iv) will not engage in any hedging transactions in relation to such securities, unless such transactions are conducted in compliance with the U.S. Securities Act.

ARTICLE 6
CORPORATION’S COVENANTS

6.1	The Corporation hereby covenants to and with the Agent and the Subscribers and acknowledges that the Agent and the Subscribers are relying upon such covenants, as follows:

	(a)	the Corporation will use its best efforts to fulfill or cause to be fulfilled, at or prior to the Closing Time, each of the conditions set out in Article 8;

	(b)	the Corporation will ensure that at all times a sufficient number of Common Shares are reserved:

		(i)	for the issuance of the Unit Shares comprised within the Securities,

		(ii)	for the issuance of the Warrant Shares upon the due exercise of the Warrants comprised within the Securities,

(iii)

for the issuance of the Agent’s Unit Shares upon the due exercise of the Agent’s Compensation Options and the Agent’s Warrant Shares upon due exercise of the Agent’s Warrants comprised within the Agent’s Compensation Options, and the Corporation will make all necessary arrangements for the provisions of this clause to be effected;

(c)

during the period commencing with the date hereof and ending on the conclusion of the distribution of the Unit Shares, Warrants and Warrant Shares comprised within the Securities and the Agent’s Unit Shares, Agent’s Warrants and Agent’s Warrant Shares comprised within the Agent’s Compensation Options the Corporation will use its commercially reasonable efforts to inform the Agent of:

(i)

any request of the SEC or any Securities Commission for any amendment to the Public Record or for any additional information which may be material to the distribution of the Securities, the Agent’s Compensation Options or the securities comprised therein,

(ii)

the issuance by the SEC or any Securities Commission, stock exchange or by any other competent authority of any order to cease or suspend trading of any securities of the Corporation, or of the institution or threat of institution of any proceedings for that purpose, or

		(iii)	the receipt by the Corporation of any communication from the SEC or any Securities Commission, stock exchange, governmental agency, regulatory body or any other competent authority relating to the Public Record or the offering of the Securities or the Agent’s Compensation Options,

and except as otherwise agreed by the Agent and the Corporation will use its commercially reasonable efforts to prevent the issuance of any such cease trading order or suspension order and, if issued, to obtain the withdrawal thereof as soon as possible;

(d)

during the period commencing on the date hereof and ending on the date which is six (6) months following the final Closing Date, the Corporation will use its commercially reasonable efforts to promptly provide to the Agent, upon the, filing or issuance thereof any listing application, prospectus, filing statement, information circular or registration statement issued by the Corporation with respect to the completion of a Liquidity Event;

(e)

the Corporation shall not take any action that would prevent the Corporation and the Agent from relying on the exemptions from the prospectus requirements of Applicable Securities Laws, and the U.S. Securities Act as contemplated by the Subscription Agreements;

(f)

the Corporation will comply with all covenants of the Corporation set forth in the Subscription Agreements and will perform all the obligations to be performed by it under this Agreement and the Subscription Agreements;

(g)

the Corporation will allow the Agent and the Agent’s Counsel to participate fully in the preparation of the Subscription Agreement, Warrants, Agent’s Compensation Options and Agent’s Warrants and any listing application, prospectus, filing statement, information circular or similar document issued by the Corporation with respect to the completion of a Liquidity Event and the removal of any resale restrictions pursuant to BCI 51-509;

(h)	from the date hereof until the final Closing Date, the Corporation will make available its senior management persons to meet with potential investors if so requested by the Agent;

(i)

other than pursuant to the Unit Offering or Material Contracts which are in force on the date hereof, the Corporation will not, from the date hereof until that date that is six (6) months following the Liquidity Date, directly or indirectly, sell, or offer to sell, or announce the offering of, or enter into or make any agreement or understanding, or announce the making or entry into any agreement or understanding, to issue, sell or exchange any Common Shares of the Corporation or securities exchangeable or convertible into Common Shares of the Corporation without the prior written consent of the Agent, not to be unreasonably withheld, provided that notwithstanding the foregoing the Corporation may:

	(i)	grant stock options under the Corporation’s existing stock option plan if a plan is adopted prior to the date of the Liquidity Event,

(ii)

issue Common Shares of the Corporation to the holders of stock options, purchase warrants or other securities convertible into or exchangeable or exercisable for Common Shares of the Corporation that are outstanding on the date hereof or were granted as described under (i) herein, and are convertible, exercisable or exchangeable by their terms within such period,

(iii)	issue Common Shares of the Corporation in connection with the acquisition of mineral properties or other assets in the ordinary course of business, and

(iv)

issue Common Shares of the Corporation in connection with the entering into by the Corporation of any option agreements or joint venture agreements in respect of the Corporation’s mineral properties or other assets;

(j)

the Corporation will make all necessary arrangements for the issue (at the cost of the Corporation, other than any applicable transfer taxes) of the definitive certificates representing the Warrants comprised within the Securities and the Agent’s Compensation Options;

(k)

the Corporation will take all such steps as are necessary to obtain final approval of the Recognized Exchange to issue the Common Shares comprised within the Securities and the Agent’s Compensation Option’s, subject only to the filing of certain documents and the payment of additional listing fees;

(l)

on the Liquidity Date the Corporation will comply, in all material respects, with the applicable rules and regulations of the Recognized Exchange during the period commencing on the Liquidity Date and ending on the conclusion of the distribution of the Unit Shares, Warrants and Warrant Shares comprised within the Securities and the Agent’s Unit Shares, Agent’s Warrants and Agent’s Warrant Shares comprised within the Agent’s Compensation Options the Corporation will not take any action which would reasonably be expected to result in the delisting or suspension of the Common Shares on or from the Recognized Exchange;

(m)

within 10 Business Days of the Liquidity Date the Corporation will fill with the BCSC the BC Form 51-509F4 - Notice advising the BCSC that the Corporation is no longer an OTC reporting issuer under BCI 51-509 and that the Corporation shall forward to the Agent a copy of any BCSC letter of acceptance acknowledging that the Corporation is no longer an OTC reporting issuer within five (5) Business Days of receipt of any such letter;

(n)

the Corporation will promptly notify the Agent in writing if, prior to the final Closing Date, there shall occur any material change or change in a material fact (in either case, whether actual, anticipated, contemplated or threatened and other than a material change or change in a material fact relating solely to the Agent) or any event or development involving a prospective material change or a change in a material fact in any or all of the business, affairs, operations, assets (including information or data relating to the estimated value or book value of assets), liabilities (contingent or otherwise), financial position, capital, ownership, control or management of the Corporation or any other change which is of such a nature as to result in, or could result in, a misrepresentation in the Public Record or could render any of the foregoing not in compliance with any of the Applicable Business Laws, the Applicable Securities Laws, the U.S. Securities Act or the U.S. Exchange Act, or the discovery by the Corporation of any misrepresentation in any part of the Public Record;

(o)

in respect of any such actual, anticipated, contemplated, threatened or prospective change referred to in subsection 6.1(n) that occurs prior to the final Closing Date, the Corporation will, to the reasonable satisfaction of the Agent, issue or file, as applicable, promptly and, in any event, within all applicable time limitation periods with the SEC, Securities Commissions, stock exchange, governmental agency, regulatory body or any other competent authority with jurisdiction, in the case of a material adverse change, a press release and material change report as may be required under the Applicable Securities Laws, the U.S. Securities Act or the U.S. Exchange Act, and shall comply with all other applicable filing and other requirements under the Applicable Securities Laws, the U.S. Securities Act and the U.S. Exchange Act,: and the Corporation shall not file any such new or amended disclosure documentation without first obtaining the approval of the form and content thereof by the Agent, which approval shall be promptly considered and not unreasonably withheld, and shall not issue or file, as applicable, any such press release or material change report without giving the Agent a reasonable opportunity for review of the proposed forms;

(p)

the Corporation will in good faith discuss with the Agent as promptly as possible any circumstance or event which is of such nature that there is or ought to be consideration given as to whether there may be a material change or change in a material fact as described in subsection 6.1(n) or subsection 6.1(o) that occur prior to the final Closing Date;

(q)

the Corporation shall use the proceeds of the Brokered Offering, the Optioned Securities and the Agent’s Compensation Options to pay the expenses of the Brokered Offering, to cover the exploration and the development of the Corporation’s mining project in Nevada and for general working capital; and

(r)	on Closing, the Corporation will issue the Agent’s Compensation Options to the Agent or to a Selling Group member as otherwise directed by the Agent.

ARTICLE 7
CLOSING

7.1	The sale of the Securities shall be completed at the Closing Time at the offices of O'Neill Law Corporation, counsel to the Corporation, in Vancouver, British Columbia or at such other place as the Corporation and the Agent may agree. Subject to the satisfaction of the conditions set forth in Article 8, the Agent, on or before the Closing Date, as applicable, shall deliver to the Corporation:

(a)	all completed Subscription Agreements (including any applicable documents specifically referred to in the Subscription Agreements);

(b)	a summary of the names, addresses and number and type of Securities subscribed for by each Subscriber at such Closing, as set out in section 8.4; and

(c)

a certified cheque, bank draft or money order payable to the Corporation at par in an amount equal to the aggregate of all subscriptions for Securities delivered to and accepted by the Corporation, net of the Agent’s fees and expenses as set out in Article 9 herein, against delivery by the Corporation of the certificates referred to in subsection 8.1(j) together with such other documents as may be required pursuant to section 8.1 herein.

The Corporation may not reject any properly completed Subscription Agreement which is in compliance with Applicable Securities Laws unless: (i) the Subscription Funds for the Securities subscribed for pursuant to all Subscription Agreements tendered by the Agent exceeds the Maximum Subscription, in which case Subscription Agreements representing the over-subscription may, after consultation with the Agent, be rejected, or (ii) if a Subscription Agreement or Subscription Agreements creates a new insider or control person as such terms are defined by Applicable Securities Laws, the U.S. Securities Act or the U.S. Exchange Act and the rules and regulations promulgated thereunder.

ARTICLE 8
CONDITIONS OF CLOSING

8.1

The obligations of the Agent hereunder shall be conditional upon the Agent receiving, and the Agent shall have the right on the Closing Date on behalf of Subscribers to withdraw all subscriptions delivered and not previously withdrawn by Subscribers unless the Agent receives, on the Closing Date:

	(a)	a copy of the final Listing Application filed by the Corporation with the Recognized Exchange;

(b)

a copy of the letter(s) from the Recognized Exchange giving final approval of: (i) the Listing Application and (ii) the issuance of the Securities and the Agent’s Compensation Options and the securities comprised therein;

(c)

a legal opinion of the Corporation’s Counsel addressed to the Agent and the Agent’s Counsel, in form and substance satisfactory to the Agent, with respect to such matters as the Agent may reasonably request relating to the Brokered Offering, including, without limitation:

(i)	the Corporation is validly existing and in good standing,

(ii)	the corporate power and capacity of the Corporation,

(iii)	the authorized, issued and outstanding Common Shares of the Corporation,

(iv)	the Unit Shares issued to the Subscribers pursuant to the Brokered Offering and the Over-Allotment Option, as applicable, have been validly authorized and issued,

(v)

the Warrants issued to the Subscribers pursuant to the Brokered Offering and the Over-Allotment Option, as applicable, and the Agent’s Compensation Options issued to the Agent’s or members of the Selling Group, respectively, have been validly authorized and constitute legal, valid and binding obligations of the Corporation in accordance with their terms, and that the Agent’s Warrants, when issued upon the due exercise of the Agent’s Compensation Options in accordance with their terms, will be validly authorized and will constitute legal, valid and binding obligations of the Corporation in accordance with their terms,

(vi)

the Warrant Shares, the Agent’s Unit Shares and the Agent’s Warrant Shares, have been validly authorized and, when issued upon the due exercise of the Warrants, the Agent’s Compensation Options or the Agent’s Warrants, respectively and each in accordance with their terms, will be validly issued,

(vii)	the due and proper appointment of the Transfer Agent,

(viii)	the due authorization, execution and delivery and the enforceability of the Transaction Agreements,

(ix)

that the sale and delivery of the Securities, the Agent’s Compensation Options and the securities comprised therein do not and will not result in a breach of, and does not and will not create a set of facts which, after notice or lapse of time or both, conflict with any terms, conditions or provisions of the articles of the Corporation, the by-laws or any resolutions of the directors or shareholders of the Corporation,

(x)	the Corporation being a reporting issuer in the Province of Bristish Columbia and not in default under applicable securities laws of British Columbia,

(xi)	the Corporation is a company subject to section 13(a) of the U.S. Exchange Act,

(xii)

the distribution of the Securities, the Agent’s Compensation Options and the securities comprised therein being compliant with the requirements of Applicable Securities Laws and the U.S. Securities Act as applicable,

(xiii)

with respect to the first trades under Applicable Securities Laws in the Unit Shares, Warrants and Warrant Shares comprised within the Securities and the Agent’s Unit Shares, Agent’s Warrants and the Agent’s Warrant Shares comprised within the Agent’s Compensation Options, and

(xiv)

the Recognized Exchange has conditionally accepted for trading the Common Shares and the Common Shares comprised within the Securities and Agent’s Compensation Options having been approved for trading on the Recognized Exchange;

It is understood that the Corporation’s Counsel may arrange for the opinions of local counsel acceptable to the Corporation’s Counsel as to matters governed by the laws of Canadian jurisdictions other than British Columbia and opinions of local counsel acceptable to the Corporation’s Counsel as to matters governed by the laws of American jurisdictions and on certificates of officers of the Corporation, Government Authorities and the Transfer Agent as to relevant matters of fact. It is further understood that certain of the opinions which are not matters of Canadian law may be opined upon directly by local counsel and that the Corporation’s Counsel shall be required to also tender such opinions. It is further understood that the Agent’s Counsel may rely on the opinion of the Corporation’s Counsel as to matters which specifically relate to the Corporation.

(d)

a legal title opinion of the Corporation’s Counsel, or such other counsel as the Agent and the Corporation may agree, addressed to the Corporation, in form and substance satisfactory to the Agent, with respect to the Corporation’s registered ownership, right, title, or interest in the Corporation’s mining properties or mining claims or mining leases in the State of Nevada in the United States of America and with respect to the status of any mining properties or mining claims or mining leases in the State of Nevada in the United States of America under option in favour of the Corporation (which the Agent acknowledges it has received as of the date of this Agreement);

It is understood that the Corporation’s Counsel may arrange for the title opinions of local counsel acceptable to the Corporation’s Counsel as to matters governed by the laws of Canadian jurisdictions other than British Columbia and for title opinions of local counsel acceptable to the Corporation’s Counsel as to matters governed by the laws of American jurisdictions and on certificates of officers of the Corporation and Government Authorities as to relevant matters of fact. It is further understood that certain of the title opinions which are not matters of Canadian law may be opined upon directly by local counsel and that the Corporation’s Counsel shall be required to also tender such title opinions. It is further understood that the Agent’s Counsel may rely on the opinion of the Corporation’s Counsel as to matters which specifically relate to the Corporation.

(e)

a “bring down” certificate of the Corporation dated the Closing Date, addressed to the Agent and signed on the Corporation’s behalf by the President of the Corporation, or such other officer of the Corporation acceptable to the Agent, certifying that:

(i)

the Corporation has complied with and satisfied all covenants, terms and conditions of this Agreement on its part to be complied with and satisfied at or prior to the Closing Time, other than those which have been waived by the Agent,

(ii)

the representations and warranties of the Corporation set forth in this Agreement and, where applicable, in the Subscription Agreements are true and correct at the Closing Time, as if made at such time,

(iii)

no event of the nature referred to in subsection 13.2(a) or, to the knowledge of the Corporation, subsection 13.2(b) has occurred or to the knowledge of such officer of the Corporation is pending, contemplated or threatened,

(iv)	the Corporation being in compliance with all Applicable Business Laws;

(v)

the Corporation has made and obtained, on or prior to the Closing Time, all necessary filing, approvals, consents and acceptances of applicable regulatory authorities and under any applicable agreement or document to which the Corporation is a party or by which it is bound in respect of the execution and delivery of this Agreement, the Brokered Offering and sale and distribution of the Securities, the Agent’s Compensation Options and the securities comprised therein and the consummation of the other transactions contemplated hereby,

(vi)

the Corporation is the absolute legal and beneficial owner of, and has good and marketable title to, all of the material property or assets thereof as described in the Public Record, free of all mortgages, liens, charges, pledges, security interests, encumbrances, claims or demands whatsoever, other than those described in the Public Record or in the legal title opinion referred to in section 8.1(d) and no other property rights are necessary for the conduct of the business of the Corporation as currently conducted or contemplated to be conducted;

(vii)

the Corporation does not know of any claim or the basis for any claim that might or could adversely affect the right thereof to use, transfer or otherwise exploit such property rights except as disclosed in the Public Record;

(viii)

the Corporation does not have any responsibility or obligation to pay any commission, royalty, licence fee or similar payment to any person with respect to the property rights thereof other than as set out in the Public Record; and

(ix)	such other matters as may be reasonably requested by the Agent or Agent’s Counsel;

(f)

a certified extract of a resolution of the directors of the Corporation authorizing the acceptance of the subscriptions for the Securities and the issuance of the certificates evidencing the securities comprised therein;

(g)

evidence satisfactory to the Agent that the Corporation has obtained all necessary approvals of the Recognized Exchange for the listing of the Unit Shares and the Warrant Shares subject only to the filing of any documents and payment of any fees which may be required by the Recognized Exchange with respect to the Brokered Offering;

(h)	copies of the Subscription Agreements executed by the Corporation;

(i)	the fees and expenses provided for in Article 9;

(j)	definitive certificates representing the Common Shares, the Warrants and the Agent’s Compensation Options in form and substance satisfactory to the Agent; and

(k)	the Agent shall have received such other instruments and closing documents as it may reasonably require.

8.2

The obligations of the Agent hereunder shall be conditional upon the Agent having completed its due diligence review of the Corporation and the results shall have been satisfactory to the Agent and the Agent shall have the right on the Closing Date on behalf of the Subscribers to withdraw all subscriptions delivered and not previously withdrawn by Subscribers should the Agent, in its sole discretion not be satisfied with its due diligence review.

8.3

The parties acknowledge that there is no minimum number of Securities that must be subscribed for under the Brokered Offering and that Closings may occur on one or more dates as mutually agreed to by the Agent and the Corporation and that the Corporation shall deliver to the Agent the documents referred to in this Article 8, updated as of each Closing Date, and that the Agent shall deliver the applicable Subscription Funds to the Corporation on each Closing Date, net of fees and expenses retained by the Agent in accordance with the provisions of Article 9 herein.

8.4

The Agent shall provide the Corporation with a summary of the names and addresses of, and number and type of Securities subscribed for by, each Subscriber at such Closing, and the Corporation shall prepare, in consultation with the Agent, and subsequently file in accordance with Applicable Securities Laws all required documents or reports and pay all prescribed filing fees in relation thereto, within the time limits prescribed for making such filings and undertake any other action as may be reasonable or necessary in the circumstances to qualify the distribution of the Securities, the Agent’s Compensation Options and the securities comprised therein issued under available exemptions from the registration and prospectus requirements of the U.S. Securities Act, and the applicable securities laws in the Offering Jurisdictions where such Securities were sold and the Corporation shall provide the Agent with copies of all such filings.

ARTICLE 9
FEES AND EXPENSES

9.1	In consideration for the Agent’s services hereunder the Corporation has agreed:

	(a)	to pay the Agent a non-refundable work fee of CDN$10,000 plus HST thereon (the “Work Fee”) (which Work Fee plus HST has been paid and will be credited against the Agent’s legal costs);

(b)

to pay to the Agent at the Closing Time a cash commission equal to 6% of the gross proceeds of the aggregate number of Units sold pursuant to the Brokered Offering including in respect of any Units purchased by the Agent as principal hereunder and any Optioned Securities issued and sold by the Corporation on the exercise of the Over-Allotment Option (excluding Units sold pursuant to the Non- Brokered Offering); and

(c)

to issue to the Agent, or to a member of the Selling Group as the Agent may direct, at the Closing Time Agent’s Compensation Options equal to 6% of the aggregate number of Units sold pursuant to the Brokered Offering and the Over- Allotment Option (excluding Units sold pursuant to Non-Brokered Offering), where each Agent’s Compensation Option entitles the Agents to purchase one Unit of the Corporation (an “Agent’s Unit“) at CDN$0.35 per Agent’s Unit for a period of 18 months from the Liquidity Date; each such Agent’s Unit consisting of one Common Share (an “Agent’s Unit Share”) and one-half of one non- transferable Common Share purchase warrant (an “Agent’s Warrant”) where each Agent’s Warrant is exercisable into one Common Share of the Corporation (an “Agent’s Warrant Share”) to the extent exercised at any time prior to 5:00 p.m. (Vancouver time) on the date that is 18 months from the Liquidity Date upon payment to the Corporation of CDN$0.50 per Agent’s Warrant Share; the Agent’s Compensation Options and Agent’s Warrants shall not be subject to the Acceleration Right and shall be in such form and contain such terms as shall be mutually approved by the Corporation and the Agent prior to the Closing Date.

9.2

Whether or not the transactions contemplated herein shall be completed, all reasonable and documented costs and expenses of or incidental to the distribution of the Securities (the “Agent’s Expenses”), including but not limited to the fees and disbursements of the Agent’s Counsel plus taxes thereon (net of the CDN$10.000 Work Fee paid to the Agent) shall be borne by the Corporation and shall be paid on Closing or, in the event this Agreement is terminated by either party for any reason or for no reason, upon termination of this Agreement.

9.3

The Corporation further agrees that in the event the Agent shall incur any reasonable and documented costs and expenses, including but not limited to the reasonable fees and disbursements of the Agent’s Counsel (and taxes thereon) subsequent to the final Closing of the Brokered Offering (the “Agent’s Additional Expenses”), with respect to or incidental to the completion of: (i) the filing of the BC 51-509F4 notice, (ii) the filing of the Registration Statement or (iii) the subsequent removal of the U.S. legends as set out herein, the Agent’s Additional Expenses, which shall not exceed CDN$10,000 without the written consent of the Corporation, shall be borne by the Corporation and payable by the Corporation to the Agent upon submission of the Agent’s invoice for the Agent’s Additional Expenses.

ARTICLE 10
LEGENDS

10.1

For purposes of complying with Applicable Securities Laws in Canada, the rules of the Recognized Exchange, the U.S. Securities Act and applicable U.S. state securities laws, and until such time as is no longer required under applicable requirements of the Applicable Securities Laws in Canada, the rules of the Recognized Exchange, the U.S. Securities Act or applicable state securities laws, all certificates representing the Unit Shares, and the Warrant Shares, Agent’s Unit Shares and Agent’s Warrant Shares (to the extent that such securities are issued prior to the expiry of the applicable hold periods) will bear, as of the Closing Date, the following legends as required by National Instrument 45-102 – Resale of Securities and the U.S. Securities Act and the rules and regulations promulgated thereunder with the necessary information inserted and the Agent agrees to the comply with the terms of such legend:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE [INSERT THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE INC. AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DISTRIBUTION DATE.]”

“THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE 1933 ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT

AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

10.2

For purposes of complying with Applicable Securities Laws in Canada, the rules of the Recognized Exchange, the U.S. Securities Act and applicable U.S. state securities laws, and until such time as is no longer required under applicable requirements of the Applicable Securities Laws in Canada, the rules of the Recognized Exchange, the U.S. Securities Act or applicable state securities laws, all the certificates representing the Warrants, the Agent’s Compensation Options and the Agent’s Warrants comprised within the Agent’s Compensation Options (to the extent that such securities are issued prior to the expiry of the applicable hold period) and all certificates issued in exchange therefor or in substitution thereof, shall bear legends substantially similar to the following and the Agent agrees to comply with the terms of such legends:

“UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN CANADA BEFORE [INSERT THE DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE INC. AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND ANY SECURITIES ISSUED ON THE EXERCISE OF ANY SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL [INSERT DATE THAT IS FOUR (4) MONTHS AND A DAY AFTER THE DISTRIBUTION DATE].”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE AND THE SECURITIES TO BE ISSUED UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”) OR ANY STATE SECURITIES LAWS, AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE 1933 ACT. SUCH SECURITIES MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS (AS DEFINED HEREIN) EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE 1933 ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE 1933 ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. “UNITED STATES” AND “U.S. PERSON” ARE AS DEFINED BY REGULATION S UNDER THE 1933 ACT.”

10.3

For purposes of complying with Applicable Securities Laws in British Columbia, and until such time as is no longer required under applicable requirements of the Applicable Securities Laws in British Columbia, all certificates representing the Unit Shares, the Warrants and the Warrant Shares underlying the Warrants comprised within the Units (to the extent that such Warrant Shares are issued prior to the expiry of the applicable hold period) issued to Subscribers resident in British Columbia and all certificates issued in exchange therefor or in substitution thereof, are required to bear the BC Legend substantially similar to the following:

“UNLESS OTHERWISE PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY IN OR FROM BRITISH COLUMBIA UNLESS THE CONDITIONS IN SECTION 12 (2) OF BC INSTRUMENT 51-509 ISSUERS QUOTED IN THE U.S. OVER-THE- COUNTER MARKET ARE MET”

however, pursuant to the representations and warranties made by the Subscribers in the Subscription Agreements, the Subscribers have directed the Corporation not to include the BC Legend as set out in this section 10.3 on any certificates representing the Securities to be issued to such Subscribers, and, as a consequence, the Subscribers will not be able to rely on the resale provisions of BCI 51-509 with respect to any Securities sold in, to or from British Columbia.

10.4

For purposes of complying with Applicable Securities Laws in British Columbia and the resale restrictions as set out in section 10.3 above, and for so long as the Corporation remains an “OTC reporting issuer” pursuant to BCI 51-509:

(a)

a subsequent trade in the Securities in, to or from British Columbia will be a distribution subject to the prospectus and registration requirements of Applicable Securities Laws in British Columbia unless certain conditions are met, which conditions include, among others, a requirement that any certificate representing the Securities (or ownership statement issued under a direct registration system or other book entry system) bear the restrictive legend specified in BCI 51-509 (the “BC Legend”) as set out in section 10.3 above;

(b)

the Corporation will refuse to register any transfer of any of the Unit Shares, Warrants or Warrant Shares in, to or from British Columbia that is not made in accordance with the provisions of BCI 51-509.

ARTICLE 11
REGISTRATION STATEMENT

11.1	The Corporation hereby agrees that, within 20 Business Days of the Liquidity Date, the Corporation shall file with the SEC a Registration Statement on Form S-1 (the

“Registration Statement”), or on such other form as is available, registering the resale of the Unit Shares, Warrant Shares, Agent’s Unit Shares and Agent’s Warrant Shares by the Subscribers and the Agent, respectively. The Corporation agrees to use commercially reasonable efforts to: (a) cause the Registration Statement to be declared effective by the SEC and (b) keep the Registration Statement effective pursuant to Rule 415 of the U.S. Securities Act for a period commencing on the date the Registration Statement is declared effective by the SEC (the “Effective Date”) up to and including the date that is thirty (30) months from the Liquidity Date (the “Effective Period”).

11.2

Within 10 Business Days of the Registration Statement being declared effective by the SEC the Corporation shall provide to the Agent a legal opinion with respect to the first trades in the U.S. of the Unit Shares, and Warrant Shares comprised within the Securities and the Agent’s Unit Shares, and the Agent’s Warrant Shares comprised within the Agent’s Compensations.

11.3

Within ten (10) Business Days of the SEC declaring the Registration Statement effective, the Corporation shall notify each Subscriber, or cause each Subscriber to be notified, of such declaration and shall provide each Subscriber with such documents and instructions as are necessary to remove the U.S. restrictive legend set out in section 10.1 above from the certificates representing the Unit Shares, Warrant Shares, Agent’s Unit Shares and Agent’s Warrant Shares, as applicable.

11.4

The Corporation also agrees with the Agent that it will undertake to: (i) take such steps as are necessary and (ii) file such documents as are necessary such that Corporation shall maintain its “reporting” status under section 13(a) of the U.S. Exchange Act during the Effective Period provided that the foregoing will not restrict the ability of the Corporation to complete a merger, sale, acquisition, continuation or similar transaction, so long as the resulting corporation from such transaction is a “reporting” company under the U.S. Exchange Act.

11.5

All expenses incurred in connection with the filing and registration of the Registration Statement and the removal of any legends, if applicable, including, without limitation, all registration, qualifications, printers, legal, transfer and accounting fees shall be paid by the Corporation.

11.6	The Agent acknowledges that the Corporation’s ability to cause the Registration Statement to be declared effective is subject to regulatory approval of the SEC.

ARTICLE 12
REMOVAL OF U.S. RESTRICTIVE LEGENDS

12.1

The Corporation agrees that upon the SEC declaring the Registration Statement effective and without any further action on the part of the Subscribers, the Agent or any Selling Group member, the Corporation shall provide to each Subscriber, the Agent and each Selling Group member, the form of declaration substantially as set out in Schedule “C” attached hereto (the “Declaration”) and that upon the surrender of share certificates representing any Unit Shares, Warrant Shares, Agent’s Unit Shares and Agent’s Warrant

Shares issued prior to the Effective Date and a duly completed and executed Declaration by the holder thereof to the office of the Corporation, the Corporation shall subsequently remove or cause to be removed the U.S. restrictive legend from such share certificates.

12.2

The Agent understands and agrees that prior to: (i) the SEC declaring the Registration Statement effective or (ii) the removal of the restrictive legends, as applicable, the Corporation will refuse to register any transfer of the Agent’s Compensation Option, the Agent’s Unit Shares, the Agent’s Warrants or the Agent’s Warrant Shares (whether issued to the Agent or to any member of the Selling Group) not made in accordance with the provisions of Regulation S under the U.S. Securities Act, pursuant to an effective registration statement under the U.S. Securities Act or pursuant to an available exemption from the registration requirements of the U.S. Securities Act, and in each case in compliance with any applicable state securities laws. Notwithstanding the forgoing, the Corporation confirms, acknowledges and agrees (i) that it shall take all commercially reasonable steps to have the Registration Statement declared effective by the SEC on or before the date that is six (6) months from the Liquidity Date and further that during the Effective Period, the Corporation shall take all commercially reasonable steps to remove the restrictive legends from any Agent’s Unit Shares and Agent’s Warrant Shares as set out in section 12.1 above.

12.3

The Corporation agrees that expenses incurred in connection with the removal of any U.S. restrictive legend as set out in section 12.1 above, including, but not limited to expenses incurred with respect to the provision of any legal opinion from the Corporation’s counsel, the form of Declaration and any transfer fees shall be paid by the Corporation.

ARTICLE 13
EARLY TERMINATION

13.1

All representations, warranties, covenants, terms and conditions of this Agreement shall be construed as conditions, and any material breach or failure to comply with any such representation, warranty, covenant, term or condition by the Corporation shall entitle the Agent to terminate its obligation to distribute the Securities by written notice to that effect given to the Corporation prior to the Closing Date. The Agent may waive in whole or in part any breach of, default under or non-compliance by the Corporation with, any representation, warranty, covenant, term or condition hereof, or extend the time for compliance therewith, without prejudice to any of its rights in respect of any other representation, warranty, covenant, term or condition hereof, any other breach of, default under or non-compliance with any other representation, warranty, covenant, term or condition hereof, provided that any such waiver or extension shall be binding on the Agent only if the same is in writing.

13.2

In addition to any other remedies which may be available to the Agent, the Agent shall be entitled, at its option, to terminate and cancel, without any liability on the Agent’s part, the Agent’s obligations under this Agreement if, prior to the Closing Time any of the following occurs:

(a)

any order (other than an order based on the activities or alleged activities of the Agent or any member of the Selling Group) to cease or suspend trading in any securities of the Corporation, or prohibiting or restricting the distribution of the Securities, the Agent’s Compensation Options or the securities comprised therein is made, or any proceedings are announced, commenced or threatened for the making of any such order, by the SEC or any Securities Commission, stock exchange, governmental agency, regulatory body or by any other competent authority, and the same has not been rescinded, revoked or withdrawn;

(b)

any inquiry, investigation or other proceeding (whether formal or informal) in relation to the Corporation or any of its directors or senior officers is announced, commenced or threatened by the SEC or any Securities Commission, stock exchange, governmental agency, regulatory body or any other competent authority or any order is issued under or pursuant to any Canadian or American statute, or any other applicable law or regulatory authority (unless based on the activities or alleged activities of the Agent or a Selling Group member), or there is any change of law, regulation or policy or the interpretation or administration thereof, which, in the sole opinion of the Agent, operates to materially prevent or restrict trading in the Common Shares or the distribution of the Securities, the Agent’s Compensation Options or the securities comprised therein and which has not been rescinded, revoked or withdrawn;

(c)

there should occur any change, event, fact or circumstance (actual, contemplated or threatened) or any development that could result in such a change, event, fact or circumstance, or the Agent has become aware, as a result of its due diligence review or otherwise, of any adverse material information, fact or change (determined solely by the Agent) with respect to the Corporation which had not been publicly disclosed or disclosed by the Corporation in writing to the Agent prior to the date hereof, any of which, in the opinion of the Agent, as determined by the Agent in its sole discretion, could reasonably be expected to have a material adverse effect on the market price or value or the marketability of the Securities;

(d)

there should develop, occur or come into effect or existence any event, action, state, condition or major financial occurrence of national or international consequence or any action by government, law or regulation, enquiry or other such occurrence which, in the sole opinion of the Agent, materially adversely affects or involves, or might reasonably be expected to materially adversely affect or involve, the financial markets or the business, operations or affairs of the Corporation;

(e)

the state of the financial markets or of the industry or markets in which the Corporation operates is or becomes such that the Securities cannot, in the reasonable opinion of the Agent, be successfully or profitably marketed;

(f)

the Agent determines that the Corporation is in breach of, default under or non- compliance with any material representation, warranty, covenant, term or condition of this Agreement or the Subscription Agreements; or

(g)

the Agent, in its sole discretion, is not reasonably satisfied with the results of any due diligence investigations and examinations with respect to the Corporation conducted by or on behalf of the Agent.

13.3

The Agent may exercise any or all of the rights provided for in sections 8.1, 13.1 or 13.2, notwithstanding any act or thing taken or done by the Agent or any action by the Agent, whether before or after the occurrence of any material change, including, without limitation, any act of the Agent related to the offering or continued offering of the Securities for sale and the Agent shall only be considered to have waived or be estopped from expressing or relying upon any of its rights under or pursuant to sections 8.1, 13.1 or 13.2 if such waiver or estoppel is in writing and specifically waives or estops such exercise or reliance.

13.4

Any termination pursuant to the terms of this Agreement shall be effected by notice in writing delivered to the Corporation; provided that no termination shall discharge or otherwise affect any obligations of the Corporation under sections 9.1, 9.2, 14.1, 14.2 or 14.3. The rights of the Agent to terminate its obligations hereunder are in addition to, and without prejudice to, any other remedies the Agent may have.

ARTICLE 14
INDEMNIFICATION AND CONTRIBUTION

14.1

The Corporation shall indemnify and save the Agent, and each and every one of the Agent’s directors, officers, employees, consultants, shareholders and the Selling Group members (collectively “Indemnified Parties” and singularly an “Indemnified Person”) harmless against and from all liabilities (whether joint or several), claims, actions, demands, losses (other than losses of profit in connection with the distribution of the Securities), costs, damages and expenses (including reasonable legal fees and expenses) (collectively, the “Liabilities”) to which such person or companies may be subject or which such person or companies may suffer or incur, whether under the provisions of any statute or otherwise, in any way caused by, or arising directly or indirectly from or in consequence of:

(a)

any misrepresentation or alleged misrepresentation contained in the Public Record (other than any information or statement relating solely to the Agent or any member of the Selling Group and furnished to the Corporation by the Indemnified Parties expressly for inclusion in the Public Record) or contained in this Agreement or any certificate or other document delivered by or on behalf of the Corporation to the Indemnified Parties hereunder;

(b)

any prohibition or restriction of trading in the securities of the Corporation or any prohibition or restriction affecting the distribution of the Securities, the Agent’s Compensation Options or the securities comprised therein imposed by the SEC or any Securities Commission, stock exchange or any other competent authority if such prohibition or restriction is based on any misrepresentation or alleged misrepresentation of a kind referred to in subsection 14.1(a) (except a misrepresentation relating solely to the Agent or any member of the Selling Group);

(c)

any order made or any inquiry, investigation (whether formal or informal) or other proceeding commenced or threatened by the SEC or any Securities Commission, stock exchange, or any other one or more competent authorities into the affairs of the Corporation or any of its directors, officers or principal shareholders or relating to or affecting the distribution of the Securities, the Agent’s Compensation Options or the securities comprised therein other than any such order, inquiry, investigation or other proceeding based solely upon the activities or alleged activities of the Indemnified Parties;

(d)

any breach of, default under or non-compliance by the Corporation with any representation, warranty, covenant, term or condition of this Agreement or any requirement of Applicable Business Laws, Applicable Securities Laws, the U.S. Securities Act or other U.S. Exchange Act;

(e)	the exercise by any purchaser of Securities of any contractual or statutory right of rescission in connection with the purchase thereof; or

(f)	the performance of professional services rendered to the Corporation by the Indemnified Parties hereunder or in connection with the Offering.

The Corporation hereby waives its right to recover contribution from the Indemnified Parties with respect to any liability of the Corporation by reason of or arising out of any misrepresentation in the Public Record provided, however, that such waiver shall not apply in respect of liability caused or incurred by reason of or arising out of (i) any misrepresentation which is based upon information relating solely to the Indemnified Parties contained in such document and furnished to the Corporation by the Indemnified Parties expressly for inclusion in such document or (ii) any failure by the Indemnified Parties to provide to prospective purchasers of Securities any document which the Corporation is required to provide to such prospective purchasers and which the Corporation has provided to the Indemnified Parties to forward to such prospective purchasers.

With respect to any Selling Group member in respect of which indemnification is or might reasonably be considered to be provided for in this Article 14 and who is not a party to this Agreement, the Agent shall obtain and hold the rights and benefits of this Article 14 in trust for and on behalf of such Selling Group member.

The Corporation agrees that in case any legal proceedings or investigation shall be brought against or initiated against the Corporation by the SEC or any Securities Commission, regulatory authority, stock exchange, court, or other entity having regulatory authority, and an Indemnified Person or other representatives of the Agent shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Corporation by the Agent, the Corporation shall pay the Indemnified Parties their respective reasonable costs arising from such a requirement (including an amount to reimburse the Agent for time spent by their personnel in connection therewith on a per diem basis and out-of-pocket expenses incurred by their personnel in connection therewith) as they occur unless such proceedings or investigations shall be brought or initiated as a result of any actions or inaction of the Indemnified Parties, or any of them, or any Selling Group members, if any.

The rights of indemnity contained in this Article 14 shall not apply to an Indemnified Person if the proceedings or liabilities in respect of which indemnification is being sought were solely and directly caused by the negligence, fraud, wilful misconduct or bad faith of the Agent (including a Selling Group member) or other Indemnified Person.

14.2

If any claim contemplated by section 14.1 shall be asserted against any Indemnified Person, such Indemnified Person shall notify the Corporation as soon as possible of the nature of such claim (provided that any failure to so notify shall not affect the Corporation’s liability hereunder) and the Corporation shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim, provided however, that the defence shall be through legal counsel selected by the Corporation and acceptable to the Indemnified Person and that no settlement may be made by the Corporation or the Indemnified Person without the prior written consent of the other, such consent not to be unreasonably withheld. The Indemnified Person shall have the right to retain its own counsel in any proceeding relating to a claim contemplated by Article 14 if:

(a)

the Corporation or the Indemnified Person has been advised by counsel that there are legal defences available to the Indemnified Person which are different from or additional to defences available to the Corporation (in which case the Corporation shall not have the right to assume the defence of such proceedings on the Indemnified Person’s behalf);

	(b)	the Corporation shall not have taken the defence of such proceedings and employed counsel within 10 Business Days after receiving notice of commencement of such proceedings; or

	(c)	the employment of such counsel has been authorized by the Corporation in connection with the defence of such proceedings;

and, in any such event, the reasonable fees and expenses of such Indemnified Person’s counsel (on a solicitor and his client basis) shall be paid by the Corporation.

14.3

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Agreement is due in accordance with its terms but is, in whole or in part, for any reason, held by a court to be unavailable for the Corporation on grounds of policy or otherwise, each of the Corporation and the party or parties seeking indemnification shall contribute to the aggregate liabilities, claims, demands, losses (other than losses of profit in connection with the distribution of the Securities), costs, damages and expenses (including legal or other expenses reasonably incurred in connection with the investigation or defence of the same) to which they may be subject or which they may suffer or incur:

(a)

in such proportion as is appropriate to reflect the relative benefit received by the Corporation on the one hand, and by the party or parties seeking indemnity on the other hand, from the Brokered Offering; or

(b)

if the allocation provided by paragraph (a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in paragraph (a) above but also to reflect the relative fault of the party or parties seeking indemnity, on the one hand, and the parties from whom indemnity is sought, on the other hand, in connection with the statements or omissions or other matters which resulted in such liabilities, claims, demands, losses, costs, damages or expenses as well as any other relevant equitable considerations.

The relative benefits received by the Corporation, on the one hand, and the Agent on the other hand shall be deemed to be in the same proportion that the total proceeds of the Brokered Offering, the Over-Allotment Option and the Agent’s Compensation Options received by the Corporation (net of fees but before deducting expenses) bear to the fees received by the Agent. In any event, the Corporation and the Agent agree that any contribution of the Indemnified Parties shall be limited to the fees paid to the Agent in connection with the distribution of the Securities. The Corporation agrees that it would not be just and equitable if contributions pursuant to this Agreement were determined by any other method of allocation than those referred to above.

The rights to indemnification and contribution provided in this Article 14 shall be in addition to, and without prejudice to, any other rights which the Agent may have by statute or otherwise by law.

ARTICLE 15
LIQUIDITY EVENT

15.1	The Corporation hereby covenants to and with the Agent and acknowledges that the Agent is relying on such covenants as follows:

(a)

during the period commencing on the date hereof and ending on the Liquidity Date, the Corporation will promptly provide to the Agent, for review prior to the publication, filing or issuance thereof, any listing application, prospectus or other transaction documents(s) which will result in all the outstanding Common Shares of the Corporation being traded on the Recognized Exchange and the Common Shares being freely tradable on such exchange;

(b)

subject to any regulatory approvals, upon closing of the Liquidity Event the Corporation will be a “reporting issuer” in the province of Bristish Columbia, Alberta and such other provinces as the Agent and the Corporation may agree, within the meaning of the Applicable Securities Laws of such provinces and shall not be in default of any requirement thereto, and will be an “electronic filer under N1 13-101” (as that term is used in National Instrument 45-102 -Resale of Securities); and

(c)

upon closing of the Liquidity Event the definitive form of certificates representing the Securities and the Agent’s Compensation Options and the securities comprised therein shall comply with the requirements of the Recognized Exchange.

(d)

the definitive form of certificates for the Securities issued by the Corporation will have been duly approved by the Directors of the Corporation, and will be in due and proper form under the laws governing the Corporation.

ARTICLE 16
SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS, TERMS AND CONDITIONS

16.1

It is understood that all representations, warranties, covenants, indemnities, terms and conditions herein or contained in certificates or documents submitted pursuant to or in connection with the transactions contemplated herein shall survive Closing and the termination of this Agreement and shall continue in full force and effect for the benefit of the Agent regardless of any investigation by or on behalf of the Agent with respect thereto.

ARTICLE 17
NOTICES

17.1	Any notice or other communication to be given hereunder shall, in the case of notice to be given:

(a)

to the Corporation, be addressed to the Corporation at the above address, Fax No. (604) 684-9365 with a copy to O'Neill Law Corporation at 650 West Georgia Street, Suite 950, PO Box 11587, Vancouver, British Columbia V6B 4N8, Attention: Charles Hethey, Fax No. (604) 687-6650; and

(b)

to the Agent, be addressed to: MGI Securities Inc. at 26 Wellington St. E., Suite 900, Toronto, Ontario, M5E 1S2, Attention: Daniel C. Hardie, Fax No. (416) 864-6485 with a copy to: Blaney McMurtry LLP at 2 Queen Street East, Suite 1500, Toronto, Ontario, M5C 3G5, Attention: Brian L. Prill, Fax No. (461) 594- 2444.

Any such notice or other communication shall be in writing and may be given by telefax or delivery, and shall be deemed to have been given on the day on which it is telefaxed (provided, that it is telefaxed by 5:00 p.m. (Vancouver time) on a Business Day, otherwise notice shall be deemed to have been so given on the next Business Day) or upon receipt by a responsible officer of the addressee if delivered.

ARTICLE 18
AGENT’S COVENANTS

18.1	The Agent covenants and agrees with the Corporation that it shall, and that it shall take such steps as are commercially reasonably to cause each member of the Selling Group to:

(a)

conduct all activities in connection with the Brokered Offering in compliance with all applicable securities laws in force from time to time in the applicable Offering Jurisdictions and, without limitation, agrees that it will not take any actions or make available to prospective Subscribers any document or material which would constitute or require the Corporation to prepare an offering memorandum as defined under Applicable Securities Laws;

(b)

not solicit subscriptions for Securities, trade in Securities or otherwise do any act in furtherance of a trade of Securities outside of the applicable Offering Jurisdictions except in compliance with the applicable laws thereof and with the express written consent of the Corporation;

(c)

use its commercially reasonable efforts to obtain and to deliver to the Corporation at least 72 hours prior to the Closing Time a duly completed Subscription Agreement and such other documents specifically referred to in the Subscription Agreements or as are required under Applicable Securities Laws and supplied to the Agent by the Corporation for completion in connection with the Brokered Offering, all of which have been executed by each of the Subscribers;

(d)

use its commercially reasonable efforts to ensure that none of the funds the Subscriber is using to purchase the Securities are, to the knowledge of the Agent, proceeds obtained or derived, directly or indirectly, as a result of illegal activities;

	(e)	not advertise the proposed offering or sale of the Securities in the printed public media, radio or television; and

	(f)	not solicit subscriptions for Securities except in accordance with the terms and conditions of this Agreement;

	(g)	not make any “directed selling efforts” (as such term is defined in Regulation S of the U.S. Securities Act) in the United States with respect to offers or sales of the Securities;

(h)

not engage in any form of “general solicitation” or “general advertising” (as such terms are defined in Rule 502(c) under Regulation D of the U.S. Securities Act) in the United States with respect to offers or sales of the Securities; and

	(i)	not make any offer to sell, any solicitation of an offer to buy, or any sale of any of the Securities to any person in the United States or to, or for the account or benefit of, any U.S. Person.

ARTICLE 19
CONFIDENTIALITY

19.1

The Agent will hold in confidence all information received by it from the Corporation which has not been generally disclosed to the public and will not knowingly disclose such information, except as required in its reasonable opinion, to discharge its obligations: (i) under this Agreement or (ii) by law.

ARTICLE 20
RIGHT OF FIRST REFUSAL

20.1

The Corporation will notify the Agent in writing (the “Corporation’s Notice”) of the terms of any further equity (or securities convertible into equity) financing that the Corporation may require or proposes to obtain during the period commencing on the date hereof and ending on the date that is 18 months from the Liquidity Date (the “ROFR Period”) and the Agent will have the right of first refusal to act as agent for the Corporation with respect to any such financing during the ROFR Period.

20.2

The right of first refusal must be exercised by the Agent within 15 Business Days following the receipt of the Corporation’s Notice by notifying the Corporation in writing (the “Agent’s Notice”) that the Agent agrees to act as agent for the Corporation with respect to such financing on the terms as set out in the Corporation’s Notice.

20.3

If the Agent fails to exercise the right of first refusal and provide the Agent’s Notice to the Corporation in writing within 15 Business Days of the Corporation’s Notice confirming that the Agent will act as the agent for the Corporation with respect to such financing upon the terms set out in the Corporation’s Notice, the Corporation may engage such other parties as the Corporation deems advisable to act as agent with respect to such financing on the same terms or on terms no less favourable to the Corporation as described in the Corporation’s Notice, subject to obtaining the acceptance of the applicable regulatory authorities.

20.4

The right of first refusal will not terminate with respect to any other equity (or securities convertible into equity) financing that the Corporation may require or propose to obtain during the ROFR Period if, on receipt of the Corporation’s Notice, the Agent fails to exercise the Agent’s right of first refusal.

ARTICLE 21
GENERAL

21.1

If any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein.

21.2	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the non-exclusive jurisdiction of the courts of the Province of British Columbia.

21.3	Time shall be of the essence of this Agreement.

21.4	This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same Agreement.

21.5

The Corporation and the Agent shall be entitled to rely on delivery of a facsimile or PDF copy of the executed Agreement, and acceptance by the Corporation or the Agent of such facsimile or PDF copy shall be legally effective to create a valid and binding agreement between the Corporation and the Agent in accordance with the terms hereof.

21.6

This Agreement represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, warranties, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein and without limiting the generality of the foregoing, upon execution of this Agreement by both parties the letter agreement with respect to the Brokered Offering between the Corporation and the Agent, dated January 24, 2011, shall be deemed to be terminated.

21.7

It is understood that the terms and conditions of this Agreement supersede any previous verbal or written agreement between the Agent and the Corporation. In the event that execution pages are delivered to the parties hereto without this entire agreement, the parties hereto are entitled to assume that the executing party has accepted all of the terms and conditions contained in the parts of this Agreement that are not returned, without amendment or modification. This Agreement may be amended or modified in any respect by written instrument only. In the event of any inconsistency between the provisions of this Agreement and the Subscription Agreement, the provisions of this Agreement shall prevail.

21.8	Unless otherwise expressly provided all references herein to dollar amounts are to lawful money of Canada.

21.9

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English. Les parties reconnaissent avoir exigé la rédaction en anglais de la présente convention, ainsi que tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la présente convention.

THIS SECTION INTENTIONALLY LEFT BLANK

If the foregoing is in accordance with your understanding and is agreed to by you, please confirm your acceptance by signing the enclosed copies of this letter at the place indicated and by returning the same to Agent’s Counsel.

ACCEPTED AND AGREED as of the 26th day of May, 2011.

MGI SECURITIES INC.

Per:         /s/ Mark Arthur

Name:    Mark Arthur
Title:      Chief Executive Officer

I have authority to bind the Agent

CANYON COPPER CORP.

Per:         /s/ Tony Harvey

Name:    Tony Harvey
Title:      Chairman

I have authority to bind the Corporation

SCHEDULE “A”

Particulars of all Subsidiaries of the Corporation

•    The Corporation has no Subsidiaries.

SCHEDULE “B”

Particulars of all Common Shares of the Corporation Reserved for Issuance

The following incentive stock options and warrants are outstanding and exercisable:

	Number of Shares	Exercise Price	Expiry Date
Stock Options	625,418	$0.95	December 2, 2012
	2,923,000	$0.13	August 20, 2014

TOTAL	3,548,418

Warrants	7,756,984	$0.08	June 29, 2011
	1,674,727	$0.50	November 10, 2012

TOTAL	9,431,711

SCHEDULE “C”

Selling Shareholder Form of Declaration and Undertaking for
Resale under Registration Statement *

TO:	CANYON COPPER CORP.
(the “Corporation”)

FROM:	THE UNDERSIGNED SHAREHOLDER OF THE CORPORATION
(the “Shareholder”)

RE: Form S-1 Registration Statement (the “Registration Statement”) filed by the Corporation with the United States Securities and Exchange Commission (the “SEC”) pursuant to the United States Securities Act of 1933 (the “1933 Act”)

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Shareholder hereby represents, warrants and agrees as follows with respect to ______________ shares of the Corporation (the “Unit Shares”), which were acquired by the acceptance of the Shareholder’s Subscription Agreement by the Corporation the resale of which have been qualified by the Registration Statement:

1.	during the effective period of the Registration Statement, the Shareholder will sell the Unit Shares pursuant to the provisions of the Registration Statement;

2.

the Shareholder is not an “affiliate” of the Corporation, as defined under the 1933 Act, has not been an affiliate of the Corporation at any time during the three month period prior to the date of this declaration, and the Shareholder agrees that, if the Shareholder becomes an affiliate of the Corporation prior to it selling all of the Unit Shares, the Shareholder will promptly notify the Corporation in writing that it has become an affiliate; and

3.

subsequent to the end of the Effective Period (as defined in the Agency Agreement dated •, 2011 between the Corporation and MGI Securities Inc.) and if the Shareholder has not sold all of its Unit Shares prior to such date and if the Corporation provides the Shareholder with written notice from the Corporation that the exemption provided by Rule 144 of the 1933 Act is not at that time available for the resale of the Unit Shares, the Shareholder agrees to return to the Corporation all share certificates representing any of the Unit Shares not sold by the Shareholder for endorsement with an appropriate restrictive legend.

Dated the _______day of _________________________, _______.

NAME OF SHAREHOLDER (PLEASE PRINT):

SIGNATURE OF AUTHORIZED SIGNATORY:

NUMBER OF SHARES REGISTERED:

*	This form of declaration, substantially in the form hereof, may be amended as required to apply to the Warrant shares, Agent’s Unit Shares and Agent’s Warrant Shares.